Exhibit 99

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Robert W. Helm and Brendan C. Fox and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all Registration Statements of PIMCO Variable Insurance Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 9, 2005

Ernest L. Schmider
Name

/s/ Ernest L. Schmider
Signature

President, PIMCO Variable Insurance Trust
Title